UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2007 (March 19, 2007)
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Newcastle Investment Corp.
(Exact Name of Registrant as Specified in Charter)
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Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, New York, NY		10105
(Address of Principal Executive Offices)		Zip Code)
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(212) 798-6100
Registrant’s telephone number, including area code
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Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2006, Newcastle Investment Corp. (the "Company") issued a press release announcing that it had committed to purchase a $1.7 billion portfolio of approximately 7,300 subprime residential mortgage loans. The amount of the final loan portfolio is subject to the results of our due diligence.

The acquisition will initially be financed under a repurchase agreement, dated March 19, 2007, with a sixth-month term and bearing interest at one month LIBOR + 60 basis points per annum. The acquisition of the portfolio and the related financings are expected to close in a series of transactions. In connection with the initial funding on March 19, 2007, the outstanding balance on the repurchase agreement was $370 million. Subject to the amount of the final loan portfolio, the financing under the repurchase agreement is expected to increase to approximately $1.6 billion. As is customary in any financing, the repurchase agreement contains standard provisions for the acceleration of our obligations upon an event of default. The Company expects to finance this investment on a long-term basis through the securitization markets in the upcoming months. Post securitization, the Company expects to have approximately $75 million of capital invested in this portfolio.

The loans will be serviced by Nationstar Mortgage LLC, an affiliate of our manager.

Forward-Looking Statements — Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the ultimate return characteristics of the loan portfolio, equity to be deployed, and ability to finance the portfolio on a long-term basis and the character of our underwriting assumptions. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle's expectations include, but are not limited to, changes in performance of the underlying loans and in values of the real property securing the loans, changes in the capital markets which would affect the ability to finance the portfolio or prepayment rates on the portfolio, and other risks detailed from time to time in Newcastle's SEC reports. You should not place undue reliance on forward-looking statements contained in this Current Report. Such forward-looking statements speak only as of the date of this Current Report. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.
(Registrant)

Date: March 23, 2007	By:	/s/ Debra A. Hess
Name: Debra A. Hess
Title: Chief Financial Officer